As filed with the U.S. Securities and Exchange Commission on August 18, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Trust for Advised Portfolios
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)
See list below
(I.R.S. Employer Identification Number)

Trust for Advised Portfolios
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
CornerCap Fundametrics Large-Cap ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-108394

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 189 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-108394 and 811-21422), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-20-006525) on August 18, 2020, which is incorporated herein by reference.

The Trust currently consists of 16 series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
CornerCap Fundametrics Large-Cap ETF	85-1500050

Item 2.	Exhibits

A.
Certificate of Trust dated August 28, 2003, as filed with the state of Delaware on August 28, 2003, for Trust for Advised Portfolios (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 29, 2003.

B.
Registrant's Amendment to Agreement and Declaration of Trust, dated August 19, 2015, is incorporated by reference to Exhibit (a) (7) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on September 29, 2015.

C.
Registrant’s Amended and Restated By-Laws, dated August 19, 2015, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on September 29, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trust for Advised Portfolios

August 18, 2020

By: /s/ Christopher E. Kashmerick Name: Christopher E. Kashmerick Title: President